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                                                                  EXHIBIT 4.5(e)

                               DATED JULY 14, 2004

                                  US$50,000,000

                                 LOAN AGREEMENT

                                     BETWEEN

                                  VERNALIS PLC

                                    AS PARENT

                          VERNALIS DEVELOPMENT LIMITED

                                   AS BORROWER

                                       AND

                            ENDO PHARMACEUTICALS INC.

                                    AS LENDER

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 4 TIMES SQUARE
                               NEW YORK, NY 10036

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THIS AGREEMENT (this "AGREEMENT") is made the 14th day of July, 2004.

BETWEEN:

(1) VERNALIS PLC a limited liability company incorporated in England and Wales with its registered office at Oakdene Court, 613 Reading Road, Winnersh, Wokingham, Berkshire RG41 5UA, United Kingdom (the "PARENT");

(2) VERNALIS DEVELOPMENT LIMITED a limited liability company incorporated in England and Wales with its registered office at Oakdene Court, 613 Reading Road, Winnersh, Wokingham, Berkshire RG41 5UA, United Kingdom ("VDL"); and

(3) ENDO PHARMACEUTICALS INC. whose principal place of business is at 100 Painters Drive, Chadds Ford, PA 19317, USA ("ENDO").

WHEREAS Endo has agreed to make available to VDL a loan (the "LOAN") in accordance with the terms hereof. VDL agrees, inter alia, to grant Endo security over the Secured Assets in accordance with the terms of the Security Agreement as a condition precedent to Endo agreeing to advance the Loan.

IT IS AGREED AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Agreement:

      "ACT" means the Companies Act 1985, a United Kingdom statute.

      "ADVANCE" means the single drawing under this Agreement or (as the context requires) the aggregate of (i) the principal amount outstanding under this Agreement; and (ii) the aggregate of all Deemed Advances made available under this Agreement and then outstanding.

      "AVAILABILITY PERIOD" means the period from the date hereof, and ending on the earlier of (i) 30 days after the Closing Date (as that expression is defined in the License Agreement) and (ii) the date on which the License Agreement is terminated pursuant to clause 2.2 of the License Agreement.

      "BUSINESS DAY" means a day (other than a Saturday, Sunday or public holiday) on which banks are customarily open for business in London and New York.

      "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

      "CERTIFIED COPY" means a copy, certified to be a true, complete and up-to-date copy by or on behalf of the Parent and/or VDL (as the case may be) and the term "CERTIFIED COPIES" shall be construed accordingly.

      "CHANGE OF CONTROL" means a situation where any person or group of persons acting in concert obtains control of the Parent where:

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      (a)   "acting in concert" has the meaning given to it in the City Code on
            Takeovers and Mergers; and

      (b) "control" has the meaning given to it in section 416 of the Income and Corporations Taxes Act of 1988, a United Kingdom statute.

      "DEFAULT" means an Event of Default or a Potential Event of Default.

      "DEEMED ADVANCE" means, on any Interest Payment Date (as defined in Clause 5.1.1) an amount equal to the interest accrued on the Advance but unpaid on that Interest Payment Date.

      "DRAWDOWN DATE" has the meaning given to that term in Clause 4(a).

      "DRAWDOWN NOTICE" means a drawdown notice in the form set out in
      Schedule 1.

      "ELAN OUTSTANDING LIABILITY" means the aggregate of all amounts owing (whether or not then due) to Elan Pharma International Limited by either or both of the Parent and VDL at the Drawdown Date.

      "ENDO" has the meaning given to that term in the preamble.

      "ENDO GROUP" means Endo, any person that holds 20% or more of the equity share capital of Endo and any direct or any indirect subsidiary of Endo (as such terms are defined in the Act).

      "EVENT OF DEFAULT" means any of the events specified in Clause 10.1.

      "EXISTING FLOATING CHARGE" means the floating charge dated 18 May 2004 and entered into between Elan Pharma International Limited and VDL.

      "FACILITY AMOUNT" has the meaning given to it in Clause 3.1.

      "FINAL REPAYMENT DATE" means the fifth anniversary of the date hereof; provided, that if prior to the fifth anniversary of the date hereof the License Agreement is terminated either (i) by VDL, exercising its rights as a Terminating Party under (and as that expression is defined in) Clause
      17.2 of the License Agreement or (ii) by Endo on expiry of twelve (12) months' notice given under Clause 17.3 of the License Agreement, the Final Repayment Date shall mean the fifth anniversary of the date hereof or, if later, the earlier of (x) the date falling five (5) years and six (6) months after the date hereof and (y) the date falling twelve (12) months after the date on which the License Agreement is terminated.

      "FINANCE DOCUMENTS" means each of this Agreement, the Security Agreement, a Drawdown Notice, any document executed by VDL pursuant to Clause 7(r), any notice or other document given under the Security Agreement and any other document designated as a "Finance Document" by Endo and VDL.

      "GROUP" means the Parent, VDL and each of its other subsidiaries from time to time.

      "INSOLVENCY EVENT" means in relation to any person, each of the following:

      (a) Such person is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or

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            anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

      (b) The value of the assets of that person is less than its liabilities (taking into account contingent and prospective liabilities).

      (c) A moratorium is declared in respect of any indebtedness of that person. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

      (d) Any corporate action, legal proceedings or other procedure or step is taken in relation to:

            (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of that person other than a solvent liquidation or reorganisation of any person which is not an Obligor;

            (ii) a composition, compromise, assignment or arrangement with any creditor of that person;

            (iii) the appointment of a liquidator (other than in respect of a solvent liquidation of a person which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that person or any of its assets; or

            (iv)  enforcement of any security over any assets of that person,

            or any analogous procedure or step is taken in any jurisdiction.

      (e) Paragraph (d) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement or, if earlier, the date on which it is advertised; or

      (f) Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of that person having an aggregate value of $500,000 and is not discharged within 7 days.

      "INTEREST RATE" means five percent (5%) per annum.

      "LICENSE AGREEMENT" means the License Agreement entered into between VDL and Endo on the date hereof in the agreed form.

      "LISTING RULES" means the listing rules of the UK Listing Authority.

      "MAM APPROVAL DATE" means the date of receipt of the Marketing Authorization in the USA of the Product for MAM (each term as defined in the License Agreement).

      "MAM APPROVAL DATE PREPAYMENT AMOUNT" has the meaning given to that term in Clause 3.3(b).

      "MATERIAL ADVERSE EFFECT" means, subject to the provisions of Clause 3.6, a material adverse effect on:

      (a) the business, operations, property or financial condition of the Obligors taken as a whole (after taking into account the status of the Obligors as biotechnology

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            companies having regard to their earnings since the first date of the period covered by the most recently published audited annual accounts of an Obligor and the ability to access capital markets they have at the time this definition is applied); or

      (b) the ability of an Obligor to perform its obligations under the Finance Documents; or

      (c) the validity or enforceability of, or the effectiveness or ranking of any security granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of Endo under any of the Finance Documents.

      "MILESTONE PAYMENTS" means the payment pursuant to Section 11.5.1 of the License Agreement.

      "NET DISPOSAL PROCEEDS" has the meaning given to that term in Clause
      3.3(c).

      "OBLIGATIONS" means all present and future obligations (whether actual or contingent) of VDL to Endo under the Finance Documents.

      "OBLIGORS" means the Parent and/or VDL, and "OBLIGOR" shall be construed accordingly.

      "PAYMENT DATE" has the meaning given to that term in Clause 3.3(a).

      "PERMITTED LIEN" means:

      (a)   liens for Taxes provided such Taxes are not overdue;

      (b) liens arising by operation of law in the ordinary course of trading or day to day business in whatever jurisdiction and statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar liens, in each case, incurred in the ordinary course of business, provided such liens are not securing any amount more than 30 days overdue;

      (c)   any security arising under the Security Agreement;

      (d) any right of a bank to set-off deposits against debts owed to such bank existing as a matter of law or arising pursuant to any agreement customarily entered into by such bank and its depositors in connection with a cash management scheme;

      (e) any title transfer or retention of title arrangement entered into by VDL in the normal course of its trading activities on the counterparty's standard or usual terms;

      (f)   any security created or subsisting with the prior consent of Endo;

      (g)   up to and including the Drawdown Date, the Existing Floating Charge;
            and

      (h) the mortgage on VDL's property at Watlington Road, Oxford OX4 6LY England (the "MORTGAGED REAL ESTATE") in favour of Canada Life Assurance Company, provided that the amount secured thereby does not exceed (pound)2 million at any time, recourse in respect of such debt is just to the Mortgaged Real Estate and such mortgage is discharged and released and the debt which it secures is repaid in full out of (i) the proceeds of the disposal of the Oxford Property plus (ii) not more than (pound)500,000 from other resources.

      "POTENTIAL EVENT OF DEFAULT" means any event or circumstance which, with the giving of notice, lapse of time or making of any determination, would become an Event of Default.

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      "QUALIFYING LENDER" means a company which at the time the payment is made is beneficially entitled to the interest payable to it under the Finance Documents and is entitled under a double taxation agreement in force at that date (subject only to the completion of any necessary formalities or administrative procedures, (including, without limitation, the matters referred to in Clause 12.3(c)) to receive any payments of interest under the Finance Documents without a Tax Deduction.

      "RELEVANT ASSETS" means the Vernalis IP (as defined in the License Agreement) and the payments to be made by Endo to VDL pursuant to Clause 11 of the License Agreement.

      "ROYALTY PAYMENT" has the meaning given to that term in Clause 3.3(a).

      "SATISFACTORY PURCHASER" has the meaning given to that term in Clause 3.3(e).

      "SECURITY AGREEMENT" means the security deed to be entered into between VDL and Endo in the form set out in Schedule 2 as a condition precedent to Endo making the Advance.

      "SECURED ASSETS" means the assets subject to the security constituted by the Security Agreement.

      "TAX" means any tax, levy, impost, duty, or other fee, charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying the same), and "Taxes" and "Taxing" shall be construed accordingly.

      "TAX DEDUCTION" means a withholding or deduction for or on account of Tax.

      "TERM" means the period beginning on the date hereof and ending on the date on which all amounts outstanding under the Finance Documents are repaid.

      "TRANSACTION DOCUMENTS" means each of the Finance Documents and the License Agreement.

      "UK LISTING AUTHORITY" means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000, a United Kingdom statute.

      "VDL" has the meaning given to that term in the preamble.

1.2   HEADINGS

      In this Agreement, the headings shall not affect its interpretation and are for ease of reference only.

1.3   INTERPRETATION

      In this Agreement (unless otherwise provided):

      (a) words importing the singular shall include the plural and vice versa;

      (b)   words importing one gender shall include all genders;

      (c) references to Clauses and Schedules are to be construed as references to the Clauses of, and Schedules to, this Agreement unless otherwise specifically provided;

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      (d)   references to this Agreement or any other document shall be construed as references to this Agreement or that other document, as amended, varied, novated or supplemented from time to time;

      (e) references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

      (f) the words "INCLUDING" and "IN PARTICULAR" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words;

      (g) the words "OTHER" and "OTHERWISE" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

      (h) references to a person shall be construed so as to include that person's assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state;

      (i) references to a "DRAWING" are to the drawing of the Advance under this Agreement;

      (j) references to a document in "AGREED FORM" are to the form of the relevant document which has been initialled for the purposes of identification by or on behalf of Endo and VDL on or prior to the date of this Agreement;

      (k) the terms "SUBSIDIARY" and "HOLDING COMPANY" have the meaning ascribed thereto in the Act;

      (l)   "INDEBTEDNESS" means any indebtedness for or in respect of:

            (i)   moneys borrowed;

            (ii) any amount raised by acceptance under any acceptance credit facility;

            (iii) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock, preferred stock, redeemable stock or any similar instrument;

            (iv) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with generally accepted accounting principles in England, be treated as a finance or capital lease;

            (v) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

            (vi) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

            (vii) for the purposes of Clause 10.1(g) only, any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the

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                  marked to market value shall be taken into account);

            (viii) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

            (ix) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (viii) inclusive above.

      (m) "LIEN" shall have the meaning given to that expression by English law.

      (n) "SECURITY" means mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

      (o) "ASSETS" includes present and future properties, revenues and rights of every description; and

      (p) "US$" and "DOLLARS" shall mean the lawful currency of the United States of America ("USA").

2.    CONDITIONS PRECEDENT

2.1   CONDITIONS PRECEDENT - GENERAL

      The obligations of Endo with respect to the making of the Advance hereunder are subject to the conditions precedent that Endo shall have received the following in form and substance reasonably satisfactory to it:

      (a) an original copy of this Agreement duly signed by VDL and the Parent;

      (b) Certified Copies of each of the Parent's and VDL's certificate of incorporation, certificate of incorporation on change of name (if any) and Memorandum and Articles of Association;

      (c) Certified Copies of the resolutions of each of the Parent's and VDL's board of directors authorising the execution and delivery of the Transaction Documents to which it is a party and the performance of the transactions contemplated thereby;

      (d) written confirmation from Elan Pharma International Limited dated no earlier than the Drawdown Date of the amount of the Elan Outstanding Liability (being an amount less than the Facility Amount), of the account details to which such payment should be made, and that upon payment of such amount the Existing Floating Charge shall be immediately discharged and released;

      (e) a deed of discharge and release in respect of the Existing Floating Charge executed by Elan Pharma International Limited held to its order on terms that are reasonably satisfactory to Endo but which in any event are irrevocable and provide for the automatic and immediate release and delivery of the deed of discharge to VDL upon payment of the amount referred to in paragraph 2.1(d);

      (f) two originals of the Security Agreement, duly executed and delivered by VDL, and the security constituted by the Security Agreement being in full force and effect and perfected in accordance with its terms;

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      (g)   two originals of the License Agreement, duly executed by VDL;

      (h) a certificate from an officer of VDL confirming that the Closing Date under and as defined in the License Agreement has occurred;

      (i) evidence that, VDL will discharge all Elan Outstanding Liability out of the Advance (which evidence may take the form of an appropriately completed Drawdown Notice);

      (j) a Certified Copy of the most recently prepared consolidated monthly management accounts of, the Parent (comprising at least a balance sheet, income statement and cash flow statement for such month and the year to date);

      (k) legal opinions from Morrison & Foerster MNP and Morrison & Foerster LLP, (respectively) counsel to VDL and the Parent, in respect of the Finance Documents; and

      (l) an ordinary resolution of the shareholders of VDL authorizing the Advance.

2.2   FURTHER CONDITIONS PRECEDENT TO THE ADVANCE

      The obligations of Endo with respect to the making of the Advance under this Agreement are subject to the further conditions precedent that:

      (a)   Endo shall have received a duly completed Drawdown Notice; and

      (b)   both at the date of the relevant Drawdown Notice and the Drawdown
            Date:

            (i) the matters represented and warranted by each Obligor in Clause 6 are true and correct at that time as if made at that time and will be true and correct immediately after the drawing has been made;

            (ii)  no Default has occurred and is continuing; and

            (iii) the principal amount of the proposed drawing, does not exceed the Facility Amount.

3.    AMOUNT, REPAYMENT, CANCELLATION AND PURPOSE

3.1   FACILITY AMOUNT

      The aggregate principal amount available to be drawn under this Agreement is US$50,000,000 (fifty million Dollars) (the "FACILITY AMOUNT"). In addition to the Facility Amount, Endo shall also make the Deemed Advances available to VDL but only on the basis set out in Clause 5.

3.2   REPAYMENT

      The Advance shall be repaid in full on or before the Final Repayment Date. Voluntary repayments are permitted in whole or in part without premium, make-whole or penalty.

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3.3   MANDATORY PREPAYMENT AND SET-OFF

      (a) Endo may, by written notice to VDL at least five (5) Business Days prior to any payment pursuant to clause 11.9 of the License Agreement (a "ROYALTY PAYMENT") require VDL to make a mandatory prepayment of all or any part of the Advance on the date such Royalty Payment is due under the License Agreement (each a "PAYMENT DATE"), in an amount (the "MANDATORY PREPAYMENT AMOUNT") not greater than fifty percent (50%) (or, following the occurrence of a Material Adverse Effect, not greater than seventy five percent (75%)) of the Royalty Payment then due on that date. VDL and Endo agree that any Mandatory Prepayment Amount then due on such Payment Date from VDL shall be set-off against and reduce the Royalty Payment then due by Endo to VDL, the balance of which Royalty Payment shall be paid to VDL or otherwise dealt with in accordance with the terms of the License Agreement or as those parties shall have otherwise agreed.

      (b) On the MAM Approval Date, if Endo so requires by giving not less than five (5) Business Days written notice to VDL, VDL shall be required to make a mandatory prepayment of an amount not greater than fifty percent (50%) (or, following the occurrence of a Material Adverse Effect, not greater than seventy five percent (75%)) of the Milestone Payment due on such date pursuant to Clause 11.5 of the License Agreement (the "MAM APPROVAL DATE PREPAYMENT AMOUNT"). VDL and Endo agree that the MAM Approval Date Prepayment Amount then due to Endo from VDL shall be set-off against and reduce the amounts then due by Endo to VDL as the Milestone Payment due on the MAM Approval Date and the balance of any such moneys then due and payable by Endo to VDL shall be paid to VDL or otherwise dealt with in accordance with the terms of the License Agreement or as those parties shall have otherwise agreed.

      (c) Without prejudice to any other provisions of the Finance Documents, VDL and the Parent shall apply fifty percent (50%) of all Net Disposal Proceeds in mandatory prepayment of the Advance and all other sums outstanding under the Finance Documents immediately upon receipt of the same by any member of the Group. For these purposes:

            "NET DISPOSAL PROCEEDS" means all cash and other consideration (and in respect of non-cash consideration, the market value thereof shall be taken into account) including the assumption or repayment of debt paid to or to the order of any member of the Group in connection with an MP Disposal by it less any costs, expenses and taxes incurred to persons other than members of the Group in connection with such MP Disposal which are documented and reasonably and properly incurred and which are customary in nature and amount for such type of disposal; and

            "MP DISPOSAL" means any voluntary or involuntary sale, lease, transfer or other disposal of any asset of any member of the Group save for (i) the granting of intellectual property licenses in the ordinary course of business, (ii) a disposal of the type permitted by Clause 7(l), (iii) the disposal of VDL's property at Watlington Road, Oxford OX4 6LY England, (iv) MP Disposals not referred to in paragraphs (i)-(iii) where the aggregate Net Disposal Proceeds of all such MP Disposals in any financial year does not exceed $1 million provided that, for the avoidance of doubt, only such excess shall be taken into account for the purposes of this Clause 3.3(c), and (v) any disposition where the provisions of Clause 3.3(e) apply.

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      (d)   If VDL defaults in the payment of any amount of principal or interest or otherwise on the due date for such payment, Endo may, without prejudice to any other remedy which may be available to it, reduce any amounts owing or due to be made by Endo under the License Agreement by an amount equal to the amount in default, and, so long as no Event of Default is outstanding, Endo agrees to notify VDL in writing promptly upon so doing.

      (e) Immediately upon the occurrence of the sale of the whole or substantially the whole of the Group's or VDL's business and assets other than to a single Satisfactory Purchaser (in which event the terms of Clause 3.3(c) shall not apply and no payment otherwise required thereby shall be due), Endo's commitment hereunder shall be cancelled in full and VDL shall repay the Advance in full together with interest thereon and all other amounts accrued and owing by the Obligors under the Finance Documents.

            A "SATISFACTORY PURCHASER" shall mean a company which:

            (i) having regard to all the circumstances, including its assets and liabilities (actual and contingent), has, and provides, Endo with evidence that such company has a credit worthiness such that its ability to meet the payment obligations under the Finance Documents is at least equal to that of VDL and the Parent, and

            (ii) (x) acquires all rights and obligations in respect of the Relevant Assets and acquires all VDL's rights and obligations under the License Agreement, this Agreement and the other Finance Documents, (y) expressly confirms (and executes such documents as Endo reasonably requires to evidence) (1) the continuation or novation of all the terms of such Transaction Documents (including any principles of set-off), and (2) that the security over the Secured Assets survives and remains unaffected by the acquisition or is replaced with substantially equivalent security over the Secured Assets with the Satisfactory Purchaser as grantor of such replacement security (or with such variations as Endo reasonably agrees) (and with Endo being satisfied that any such new security will not be subject to any "hardening" or "suspect" periods (as those expressions are generally understood by United Kingdom insolvency practitioners)), and (z) provides Endo with such opinion of outside counsel as Endo reasonably requires (in form and content reasonably satisfactory to Endo) confirming the corporate status of such acquiring company, the legality, validity, binding effect and enforceability of the Transaction Documents (or replacements thereof) on the acquiring company, and that the continuation of the security remains unaffected by the acquisition or (in the case of the replacement of such security) that the new security provides substantially equivalent security over the Secured Assets; and Endo has received satisfactory legal advice that its rights to set-off are not adversely affected by such acquisition;

            provided that if there is any dispute as to whether a person meets the test in paragraph (i) of the definition of a "Satisfactory Purchaser", such matter shall be referred to a "Panel" (as defined in Clause 3.6 below) and a person shall only be regarded as satisfying the test in paragraph (i) above once the Panel has so determined and for

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            these purposes, the procedures specified in Clause 3.6 for determining a Material Adverse Effect shall apply mutatis mutandis (with the procedure being capable of being started by either VDL or Endo) save that under all circumstances the fees and expenses shall be paid by VDL;

      (f) No Advance prepaid may be re-drawn. Notice of prepayment is irrevocable.

3.4   CANCELLATION

      For the avoidance of doubt, VDL shall not be permitted to draw down any undrawn portion of the Facility Amount following the expiry of the Availability Period, and thereafter, Endo shall have no obligation to make any further advances hereunder.

3.5   PURPOSE

      VDL shall use the proceeds of the Advance first to discharge all Elan Outstanding Liability and thereby effect a release and discharge of the Existing Floating Charge and, thereafter, the balance for general corporate purposes.

3.6   PANEL

      As used herein, the term "EXPERT" means the London branch or office of an independent investment bank regulated in both the United States and the United Kingdom with specific expertise in both the United States and United Kingdom capital markets for biotechnology and pharmaceutical companies.

      If Endo believes that events constituting a Material Adverse Effect have occurred and are continuing, or if there is a dispute as to whether a person is a "Satisfactory Purchaser", Endo shall promptly notify VDL making express reference to this Clause 3.6, and provide a written explanation in reasonable detail of the basis therefor to VDL. Unless VDL acknowledges that it agrees with Endo, both VDL and Endo shall arrange for an in-person meeting or a telephone conference call between their respective presidents or chief executive officers or officers of similar status within five (5) Business Days after VDL's receipt of such notice. If following such meeting or call, the parties continue to disagree, each of Endo and VDL shall, within five (5) Business Days after such meeting, by giving written notice to the other party, propose a party as an "Expert". The Endo Expert and the VDL Expert shall together choose a third Expert and all decisions shall be made by a majority of the three Experts so chosen (the three Experts, are hereinafter referred to as the "PANEL"). The Panel shall be provided with such information as it shall reasonably request, subject to applicable confidentiality restrictions. The Panel shall be instructed to make a decision as to whether a Material Adverse Effect shall have occurred as soon as reasonably practicable after receiving all relevant data and information, but in any event not more than fourteen (14) days after its engagement. The Panel shall be instructed to give a full written explanation of its decision. All communications between the parties hereto and the Panel shall be made in writing and a copy thereof provided simultaneously to the other parties hereto. No meeting between the Panel and the parties hereto shall take place unless all the parties have a reasonable opportunity to attend such meeting. Except as set forth in Clause 3.3(e), all fees and expenses of the Panel shall be paid by Endo, provided that if the Panel determines that a Material Adverse Effect has occurred, all such fees and expenses shall be paid by VDL.

4.    DRAWING

      Subject to Clause 2:

      (a) VDL may make a drawing under this Agreement on one Business Day during the Availability Period, provided that VDL shall inform Endo of such proposed date of drawing (the "DRAWDOWN DATE"), by delivery to Endo of a Drawdown Notice by no later than 11.00 a.m. on the fifth Business Day prior to the Drawdown Date. Once notice has been given it may not be revoked and shall oblige VDL to borrow the stated amount on the Drawdown Date specified in the Drawdown Notice;

      (b) the drawing shall be in a single amount not exceeding US$50,000,000 (fifty million Dollars); and

      (c)   only one drawing may be made.

5.    INTEREST AND COMMITMENT FEES

5.1   INTEREST RATE

      5.1.1 Interest shall accrue at the Interest Rate on the principal amount drawn down plus the aggregate amount of Deemed Advances made available under Clause 5.1.2 below. Interest will be paid semi-annually in arrear on each 31 July and 31 January throughout the Term (each an "INTEREST PAYMENT DATE"), provided that accrued interest on the Advance shall be paid on the Final Repayment Date or the date on which the Advance is prepaid in full, if earlier, in respect of the period from the most recent Interest Payment Date to the date of such repayment or prepayment. Interest shall accrue from day to day and shall be calculated on the basis of a year of 365 days and for the actual number of days elapsed.

      5.1.2 Subject as provided elsewhere in this Agreement, provided VDL has given Endo written notice (the "DEEMED ADVANCE NOTICE") of its intention to exercise its option under this Clause 5.1.2 at least five (5) Business Days before the relevant Interest Payment Date, Endo shall (subject always to the provisions of Clauses 5.1.3 and 5.1.4) make to VDL on the relevant Interest Payment Date a Deemed Advance in an amount equal to the amount of interest accrued under Clause 5.1.1 above but unpaid on that Interest Payment Date (such interest being "ACCRUED INTEREST").

      5.1.3 Each Deemed Advance is made available on its relevant Interest Payment Date subject to satisfaction of each of the following conditions:

            (a) the Deemed Advance shall be applied only by way of set-off against the Accrued Interest due on that Interest Payment Date (which application is irrevocably authorized by VDL); and

            (b) notwithstanding anything else contained in the Finance Documents, Endo shall not be required to make any part of any Deemed Advance available by the disbursement of money or otherwise than by set-off as referred to in 5.1.3(a); and

            (c) no Event of Default has occurred and is outstanding on the relevant Interest Payment Date.

      5.1.4 If any of the conditions in Clause 5.1.3 are not met in respect of a Deemed Advance on an Interest Payment Date (including, for the avoidance of doubt, if for any reason the set-off arrangements described therein are not effective), the provisions of Clause 5.1.2 shall not apply and the Deemed Advance shall not be made available.

5.2   DEFAULT INTEREST

      5.2.1 If VDL fails to pay any amount payable by it under this Agreement, VDL shall pay default interest on an Advance to Endo from the due date to the date of actual payment (but exclusive of such dates) in full before, as well as after, judgment at the rate per annum of the Interest Rate plus one percent (1%).

      5.2.2 So long as the default set out in Clause 5.2.1 continues, unpaid interest then payable but unpaid under this Clause shall be compounded quarterly but shall remain payable on demand.

6.    REPRESENTATIONS AND WARRANTIES

6.1   REPRESENTATIONS AND WARRANTIES

      Each Obligor represents and warrants on the date of this Agreement and (other than in respect of 6.1(h), which representation shall be repeated in respect of those accounts delivered pursuant to Clauses 2.1(k) and 7 only on the date of delivery of such accounts) on each Interest Payment Date throughout the period of the Term in relation to which a Deemed Advance Notice has been given that:

      (a) it is and will remain a company duly incorporated under the laws of England and Wales, validly existing and having full corporate capacity to carry on its business as conducted at any time, to own its assets, to enter into and perform its obligations under each of the Transaction Documents to which it is a party which constitute and will constitute its legal, valid and binding obligations, and to incur the indebtedness contemplated by this Agreement;

      (b) it has obtained and shall maintain in effect all necessary corporate, shareholder and other authorisations and all other necessary consents, licenses, exemptions and authorisations in connection with the Transaction Documents to which it is a party;

      (c) execution of this Agreement, execution and delivery of the Security Agreement and the utilisation of the Facility Amount and the performance of its obligations under the Transaction Documents to which it is a party does not and shall not constitute a default (howsoever described) or a breach of any law or regulation or of its memorandum and articles of association or of any limitation on the powers of its directors or of the terms of any charge, agreement, undertaking or restriction to which it is a party or which is binding on it;

      (d)   no Default has occurred and is continuing;

      (e) it is not in default under any agreement to which it is a party or which is binding upon it or any of its assets which is reasonably likely to have a material and adverse effect on its business, financial condition, assets or its ability to perform its obligations under this Agreement;

      (f) no litigation, arbitration or proceeding is taking place, pending, or to the best of the its knowledge and belief, threatened in writing against it or any of its assets which is reasonably likely to be adversely determined against it and which if adversely determined would have a material and adverse effect on its ability to perform its obligations under the Transaction Documents or its assets, financial condition or prospects; provided, that when repeated, this representation and warranty shall be repeated as if the words "or prospects" were deleted;

      (g) it has taken no action, and no steps have been taken or legal proceedings started or (to the actual knowledge of any of its directors) threatened against it, for an administration or winding-up order to be made against it or for its dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, liquidator, supervisor, trustee or similar officer over, or for the taking into possession or enforcement of security by any person, mortgagee or chargee in respect of, all or any part of its assets, undertaking or revenues nor has any analogous event occurred in any jurisdiction nor (to the actual knowledge of any of its directors) are there any circumstances which would entitle any person or the court to take any such action nor has any event occurred causing or which may cause any floating charge created by it to crystallise over any of its assets or any charge created by it to become enforceable over any of its assets nor has any such crystallisation occurred nor is any such enforcement in process;

      (h) the annual accounts most recently published prior to the date of this Agreement and the accounts delivered to Endo pursuant to Clauses 2.1(k) and 7 present a true and fair view of (in the case of audited accounts) or disclose with reasonable accuracy (in other cases) its financial condition during the period for which such accounts were prepared and have been prepared in accordance with accounting practices and principles generally accepted in the United Kingdom and consistently applied;

      (i) for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "REGULATION"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is and will remain situated in England and Wales; and

      (j) the amount of the Elan Outstanding Liability is less than the Facility Amount and upon payment of such amount to Elan Pharma International Limited, neither Obligor shall have any outstanding actual liability to Elan Pharma International Limited.

7.    UNDERTAKINGS AND COVENANTS

      Each Obligor agrees, throughout the duration of the Term:

      (a) to give Endo notice in writing immediately upon becoming aware of the occurrence of any event or circumstance, which constitutes or which, with the giving of notice, lapse of time or making of any determination, is reasonably likely to lead to the occurrence of an Event of Default together with reasonable details of what steps it is taking to avoid or cure such event or circumstance;

      (b) as soon as they become available but in any event within 180 days after the end of each financial year to provide Endo with a copy of its published annual audited accounts and (in the case of the Parent or a Satisfactory Purchaser only) as soon as they become available but in any event within 120 days of the end of the first six months of each financial year to provide Endo with a copy of its half yearly accounts for the half year then ended as presented to its board of directors,

      (c) as soon as they become available but in any event within 30 days of the end of each month the Parent and any Satisfactory Purchaser shall provide Endo with a copy of its monthly management accounts for the month then ended;

      (d) (i) (in the case of the Parent and any Satisfactory Purchaser only) to procure that each set of its annual audited accounts provided pursuant to Clause 7(a) and each set of its half yearly accounts provided pursuant to Clause 7(b) are consolidated and comply in form, substance and content with the requirements of (A) in the case of a Satisfactory Purchaser which is a UK listed and incorporated corporate entity, the Act and the Listing Rules or (B) in the case of any other Satisfactory Purchaser, the laws and generally accepted accounting principles in its jurisdiction of incorporation consistently applied; and that each set of its monthly management accounts provided pursuant to Clause 7(c) are consolidated and contain a balance sheet, income statement and cashflow statement and related notes to such financial statements and are otherwise in the same form and have the same content as is provided to its board of directors and; (ii) to procure that each set of the annual audited accounts of VDL comply in form, substance and content with the requirements of the Act;

      (e) prior to the beginning of each financial year, to deliver to Endo a copy of its annual budget;

      (f) to provide Endo promptly with such other financial information relating to it as Endo may from time to time require to comply (i) with any regulatory requests or requirements or (ii) with any reasonable requests or requirements from financial institutions making financial facilities available to Endo provided that (A) those institutions have agreed with Endo to keep such information confidential (save for customary exceptions such as requirement of law or regulatory requirements) and (B) such Obligor would not thereby be in breach of any restrictions contained in (i) any confidentiality obligation binding on it at the date of this Agreement or (ii) any law or governmental or quasi-governmental regulation then binding on it or (iii) the Listing Rules to the extent then applicable to it but provided further that, at Endo's request, such Obligor shall use reasonable endeavors to seek a waiver of such restrictions;

      (g) prior to the MAM Approval Date, it will not and will ensure that each of its subsidiaries will not incur or permit to remain outstanding any indebtedness whatsoever save for:

            (i) indebtedness owing by a subsidiary acquired after the date of this Agreement provided that (a) such indebtedness was not created in contemplation of that acquisition, (b) such indebtedness is not increased after the date of that acquisition and (c) neither the Parent nor VDL nor any of the Parent's other subsidiaries assumes any obligation or liability (whether by guarantee or otherwise) for such indebtedness;

            (ii)  indebtedness incurred pursuant to the Transaction Documents;

            (iii) trade indebtedness incurred in the ordinary course of its business; and

            (iv) indebtedness not otherwise excluded by paragraphs (i)-(iii) above incurred or outstanding to the Parent, VDL and each of the Parent's other subsidiaries which in aggregate does not exceed $10 million at any time;

      (h) save with respect to Permitted Liens, it will not, without the prior written consent of Endo, create, or permit to subsist any security over:

            (i) prior to the MAM Approval Date, any of its assets or any of the assets of its subsidiaries;

            (ii) on and after the MAM Approval Date, (A) any of the Secured Assets or other Relevant Assets; or (B) any book and other debts and monetary claims relating to the Secured Assets or other Relevant Assets and any proceeds of such debts and claims (including without limitation, any claims or sums of money deriving from or in relation to the Secured Assets or other Relevant Assets, any court order or judgment, any contract or agreement to which VDL is party and any other assets, property rights or undertaking of the Company in each case in or relating to the Secured Assets or other Relevant Assets);

      (i) prior to the MAM Approval Date, it will not pay dividends or make any distributions on its Capital Stock (other than distributions in the nature of the allotment of new Capital Stock) and will not purchase, redeem or otherwise acquire for value any of its Capital Stock;

      (j) (in respect of the Parent only) it will at all times throughout the Term own directly or indirectly one hundred percent (100%) of the issued share capital in VDL and at least 51% of the Capital Stock of each other company which has been a subsidiary at any time since the date of this Agreement;

      (k) it will not, and will not permit any subsidiary to, make any payments, distributions or disposals or incur any liabilities or grant any security, loans, collateral, guarantee or indemnity to or for the benefit of any related party other than the other Obligor and save for (i) payments and liabilities to related parties who are individuals acting on their own account and not representing any third party (and who do not account for such payments or liabilities to any third party) on arm's length contracts of employment or consultancy agreements and (ii) dividends and distributions on its Capital Stock permitted by this Agreement and for the purposes of this Clause 7(k), "related party" shall have the meaning given in Chapter 11 of the Listing Rules but as if the percentage referred to in the definition of "substantial shareholder" therein was (i) prior to any Change of Control, 5 percent and (ii) following a Change of Control, to any shareholding;

      (l) save in the circumstances described in Clause 3.3(e), it will not enter into any single transaction or series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any interest in the Secured Assets or other Relevant Assets save as part of the sale of the whole or substantially the whole of the Group's or VDL's business and assets to be a single Satisfactory Purchaser;

      (m) (in respect of VDL only) immediately on discharge of the Secured Obligations (under and as defined in the Existing Floating Charge) it will procure that the Existing Floating Charge is released and will file a form 403a in respect of that release of the Companies Registry no later than the Business Day following such release;

      (n) (in respect of VDL only) it will use the proceeds of an Advance in accordance with the terms of this Agreement only;

      (o)   not to substantially change the general nature of its business;

      (p) obtain, comply with and do all that is necessary to maintain in full force and effect any authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document;

      (q) shall comply in all respects with all laws to which it may be subject, if failure to so comply would impair its ability to perform its obligations under the Finance Documents;

      (r)   (in respect of VDL only):

            (i) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as Endo may reasonably specify (and in such form as Endo may reasonably specify) to perfect the security created or intended to be created under or evidenced by the Security Agreement (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Security Agreement) or for the exercise of any rights, powers and remedies of Endo provided by or pursuant to the Finance Documents or by law;

            (ii) subject to the terms hereof and of the Security Agreement, and following an Event of Default and during the continuance thereof to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Agreement;

            (iii) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on Endo by or pursuant to the Finance Documents;

      (s) shall ensure that at all times any unsecured and unsubordinated claims of Endo against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies;

      (t) it will not default under any agreement to which it is a party or which is binding on it or any of its assets where the nature and consequences of such default are reasonably likely to have a material adverse effect on its business, financial condition, assets or its ability to perform its obligations under the Finance Documents;

      (u) promptly upon becoming aware of the same, it shall notify Endo of all litigation, arbitration or proceedings taking place, pending or threatened in writing against it or any of its assets which is reasonably likely to be adversely determined against it and which if so adversely determined would have a material adverse effect on its ability to perform its obligations under the Transaction Documents or its assets, financial condition or prospects;

      (v) it will not dispose of any asset or make any acquisition on terms which are not arm's length or better for it except with respect to one or more such transactions which taken as a whole are not material in the context of the Parent or VDL (as applicable);

      (w) it will not enter into any derivative transaction except for the purposes of hedging interest rate and currency rate exposures incurred under the Finance Documents or its ordinary course of trading and in any event will not enter into any derivative transaction for speculative purposes.

8.    GUARANTEE

      (a)   The Parent irrevocably and unconditionally:

            (i) guarantees as primary obligor and not as surety, to Endo performance by VDL of all of the Obligations;

            (ii) undertakes with Endo, that whenever VDL does not pay any amount when due under or in connection with any Finance Document, VDL shall immediately on demand pay that amount as if it was the principal obligor; and

            (iii) indemnifies Endo immediately on demand against any cost, loss or liability suffered by it if any obligation guaranteed by it hereunder is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which Endo would otherwise have been entitled to recover.

      (b) The guarantee contained in this Clause 8 is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

      (c) If any payment by an Obligor or any discharge given by Endo (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

            (i) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

            (ii) Endo shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

      (d) The obligations of the Parent under this Clause 8 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 8 (without limitation and whether or not known to it) including:

            (i) any time, waiver or consent granted to, or composition with, any Obligor or other person;

            (ii) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

            (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

            (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

            (v) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

            (vi) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

            (vii) any insolvency or similar proceedings.

      (e) The Parent waives any right it may have of first requiring Endo to proceed against or enforce any other rights or security or claim payment from any person prior to Endo claiming from the Parent under this Clause 8. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

      (f) Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, Endo may:

            (i) refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Parent shall not be entitled to the benefit of the same; and

            (ii) hold in an interest-bearing suspense account any moneys received from the Parent or on account of the Parent's liability under this Clause 8.

      (g) Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless Endo otherwise directs, the Parent will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

            (i)   to be indemnified by VDL; and/or

            (ii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of Endo under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by Endo.

      (h) The guarantee in this Clause 8 is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by Endo.

9.    STANDSTILL

9.1 Without prejudice to any obligation Endo may have under applicable law and regulation, under other provisions of this Agreement, pursuant to the requirements of any government, governmental agency or regulatory or other authority or body, under The City Code on Takeovers and Mergers (the "CODE") or otherwise, Endo undertakes that so long as the

      Obligors are in compliance with Clauses 7(b)-(e) inclusive it shall not, and shall (so far as it is legally able) procure that no member of the Endo Group shall, directly or indirectly, or in concert (as the same would be construed for the purposes of and in accordance with the Code) with or in conjunction with any third party, before the earliest to occur of (i) the expiry of the Term, (ii) the Final Repayment Date, and (iii) the exercise of any remedy under Clause 10.2 (Acceleration) without the prior written approval of the board of the Parent:

      (a) acquire, or procure or induce any other person to acquire, any interest in the shares comprised in the relevant share capital of the Parent (within the meaning of sections 198 to 210 of the Act) or enter into any agreement or arrangement (whether legally binding or not) having a similar affect; or

      (b) make, or procure or induce any other person to make, any offer for all or any of the shares of the Parent or enter into any agreement or arrangement (whether legally binding or not) having a similar affect; or

      (c) announce, or procure or induce any other person to announce, any offer for all or any of the shares of the Parent or enter into any agreement or arrangement (whether legally binding or not) having a similar affect, unless, the acquisition, offer or the announcement, as the case may be, is recommended by a majority of the directors of the Parent at the time when the acquisition, offer or announcement is made.

9.2 In Clauses 9.1 and 9.3 "OFFER" means any general, partial, tender or other type of offer including, without limitation, any takeover or merger transaction (however effected), reverse takeover, scheme of arrangement or other court scheme, offer by a parent company for shares in its subsidiary, share exchange or similar transaction.

9.3 Notwithstanding Clauses 9.1 and 9.2, nothing shall restrict Endo or any member of its group or any other person from discussing (on a confidential basis, without any intent to require the public disclosure thereof) with members of the Parent's board the possibility of any such persons acquiring any interest in any shares in the Parent and the basis upon which the directors of the Parent would recommend such offer or announcement or acquisition.

10.   EVENTS OF DEFAULT

10.1  DEFAULTS

      There shall be an Event of Default if any of the following occurs:

      (a) an Obligor does not pay on the due date any amount payable by it under the Finance Documents unless:

            (i) its failure to pay is caused by administrative or technical error by a third party which is not a member of the Group; and

            (ii)  payment is made within 3 Business Days of its due date;

      (b) an Obligor is in breach of any of its other obligations under any of the Finance Documents unless:

            (i)   such breach is not a breach of an Immediate Default Clause;
                  and

            (ii)  such breach is capable of remedy; and

            (iii) such breach is remedied within 14 days of Endo giving notice to an Obligor or an Obligor becoming actually aware of the failure to comply,

            For these purposes an "IMMEDIATE DEFAULT CLAUSE" is each of Clauses
            3.3 (Mandatory Prepayment and Set-off), 7(g) (indebtedness), 7(h) (negative pledge), 7(i) (dividends) to 7(m) (release of Existing Floating Charge) inclusive and 8 (Guarantee);

      (c) an Insolvency Event occurs with respect to an Obligor, a Satisfactory Purchaser or a parent undertaking of any such person as defined in the Act;

      (d) it is or becomes unlawful for an Obligor to perform any of its obligations under the Transaction Documents or any security created or expressed to be created or evidenced by the Security Agreement cease to be effective, or any obligation of any Obligor under any Transaction Document is not or ceases to be legal, valid, binding or enforceable.

      (e) VDL is the Defaulting Party as defined in and for the purposes of Clause 17.2 of the License Agreement;

      (f) an Obligor suspends or ceases or threatens to suspend or cease to carry on its business or all or any substantial part of its assets are seized or appropriated by or on behalf of any governmental or other authority or are compulsorily acquired (provided that any such action is not discharged, stayed or withdrawn within 10 days of its occurrence);

      (g) any indebtedness (whether in respect of capital or interest) of an Obligor in excess of US$1,000,000 in aggregate is not paid when due or is declared to be or otherwise becomes due and payable prior to its specified maturity;

      (h) any consent or exemption required which is material to enabling an Obligor to perform its obligations under the Finance Documents to which it is a party is withdrawn or modified or for any reason it becomes unlawful for VDL to perform any of its obligations under the Finance Documents; or

      (i) any representation or warranty made to Endo by an Obligor in any of the Finance Documents proves to have been incorrect in any respect when made, deemed made or repeated.

10.2  ACCELERATION

      Without prejudice to the provisions of Clause 3.3(d), at any time when any Event of Default remains unremedied Endo may by notice to VDL:

      (a) require VDL immediately to repay the Advance and all other sums payable under the Finance Documents, whereupon the same shall become immediately due and payable;

      (b) place the Advance on demand, whereupon the Advance and all other sums payable under the Finance Documents shall become repayable on demand;

      (c) declare that some or all of the commitment hereunder shall be cancelled forthwith, whereupon the same shall be so cancelled; and/or

      (d) exercise any of its rights as a secured creditor under the Security Agreement provided that prior to the occurrence of any Insolvency Event (as defined in the License Agreement) or any analogous event in any jurisdiction, Endo may not sell or assign or otherwise dispose of (reserving at all times Endo's right to receive and apply to the Obligations the proceeds thereof) the Secured Assets (except in connection with any assignment or transfer of its rights under and as permitted by this Agreement) unless an Event of Default has occurred under either Clause 10.1(d) or Clause 10.1(f).

      Upon the service of any such notice Endo's obligations under this Agreement shall be terminated.

11.   SECURITY AND CONFIDENTIALITY

      (a) Any security or guarantee granted to Endo pursuant to any of the Finance Documents shall be in addition to and without prejudice to any other security or guarantee which Endo now holds or may in the future hold as security for the Facility Amount.

      (b) The provisions of Clause 29 and 16 of the License Agreement shall apply mutatis mutandis to this Agreement, save that disclosure may also be made by Endo to any person to whom it is permitted to assign or transfer its rights under this Agreement.

12.   PAYMENTS

12.1  PLACE

      All payments to be made by an Obligor pursuant to this Agreement shall be made in Dollars in immediately available funds to Endo into a bank account, details of which shall be notified to an Obligor by Endo not less than five (5) Business Days before payment is due.

12.2  NO WITHHOLDINGS

      All payments by an Obligor under the Finance Documents are to be made (a) free and clear of and without any Tax Deduction unless the Tax Deduction is required by law; and (b) without any set-off or counter-claim whatsoever.

12.3  GROSSING-UP

      (a) Subject to Clause 12.3(b) below, if a Tax Deduction is required by law in respect of any sum payable by an Obligor to Endo under the Finance Documents, that Obligor shall increase such sum so that the amount received by Endo after the Tax Deduction shall be equal to the amount which Endo would have been entitled to receive in the absence of any requirement to make that Tax Deduction.

      (b) An Obligor is not required to make an increased payment to Endo under Clause 12.3(a) above for a Tax Deduction if on the date on which the payment is made:

            (i) the payment could have been made to Endo without a Tax Deduction but for the sole fact that, on that date, Endo is not or has ceased to be a Qualifying Lender other than as a result of any change after the date of this Agreement in (or in the published interpretation, administration or application
                  of) any law, directive, treaty or regulation or any published practice or concession of any relevant Taxing authority; or

            (ii) the relevant Obligor could have made the payment to Endo without a Tax Deduction had Endo complied with its obligations under Clause 12.3(c) below, provided that, pending receipt of the authorisation referred to in Clause 12.3(c) below, this Clause 12.3(b)(ii) shall not apply (and the relevant Obligor shall be required to make an increased payment to Endo under Clause 12.3(a) above for a Tax Deduction) if Endo has reasonably promptly taken all such steps as are reasonably practicable to comply with its obligations under Clause 12.3(c) following the date of this Agreement or the relevant request from the Obligor (as applicable).

      (c) Endo and the Obligors shall co-operate in completing, as soon as reasonably practicable after the date of this Agreement, any procedural formalities necessary for the Obligors to obtain authorisation to make a payment under this Agreement without a Tax Deduction (including, for the avoidance of doubt, the completion and submission to the Taxing authority in Endo's country of incorporation (or, if different, its country of residence for the purposes of the relevant double taxation agreement) of appropriate forms and documents that are provided to it by the Obligors).

      (d) If an Obligor makes a payment to Endo without a Tax Deduction in circumstances where Endo has not notified that Obligor that it has ceased to be a Qualifying Lender (other than as a result of any change after the date of this Agreement in, or in the published interpretation, administration or application of, any law or treaty, or any published practice or concession of any relevant Taxing authority):

            (i) where any liability in respect of an amount which should have been deducted or withheld is imposed, levied or assessed against an Obligor, Endo shall, within three (3) Business Days of demand by the relevant Obligor, indemnify that Obligor against such liability or payment together with any interest, penalties and expenses payable or incurred in connection with the same; and

            (ii) Endo authorises the Obligors to withhold amounts equivalent to the Tax Deduction which should have been made from subsequent payments to Endo under this Agreement and to pay such amounts to the relevant Taxing authority provided that any amounts withheld in accordance with Clause 12.3(d)(ii) shall not also be recoverable under Clause 12.3(d)(i) above.

      (e) If an Obligor makes a payment under Clause 12.3(a) above (a "TAX PAYMENT") and Endo determines in its sole discretion that:

            (i)   a Tax Credit is attributable to that Tax Payment; and

            (ii)  Endo has obtained, utilised and retained that Tax Credit,

            Endo shall, to the extent that it can do so without prejudice to the retention of the Tax Credit, pay such amount to the relevant Obligor as Endo determines in its absolute discretion to be attributable to the Tax Payment and will leave it (after that payment to the Obligor) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor. Nothing herein contained shall interfere with the right of Endo to arrange its Tax affairs in whatever manner it thinks fit nor oblige it to disclose any information relating to its Tax affairs or any computations in respect thereof.

      (f) If an Obligor makes any Tax Deduction, it shall pay the full amount of that Tax Deduction to the relevant Tax authority within the time allowed for such payment under applicable law and shall deliver to Endo, as soon as reasonably practicable after such payment falls due to the applicable authority, any original receipt (or a certified copy thereof) issued by such authority evidencing such payment.

12.4  NON-BUSINESS DAYS

      Any payments which, but for this Clause 12.4, would fall due under this Agreement on a day other than a Business Day shall be made on the next succeeding Business Day.

12.5  SET-OFF

      Endo may set off any matured obligation due from an Obligor under the Finance Documents against any matured obligation owed by Endo to that Obligor, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, Endo may convert either obligation at a market rate of exchange for the purpose of the set-off.

13.   LAW AND JURISDICTION

13.1  APPLICABLE LAW.

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING GENERAL OBLIGATION LAW 5-1401.

13.2  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

      (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OBLIGOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER FINANCE DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OBLIGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT, NOTWITHSTANDING CLAUSE 13.2 (b), SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE OBLIGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH CLAUSE 18; (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE OBLIGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (v) AGREES ENDO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OR ANY OTHER JURISDICTION; and

      (b) EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY APPOINTS CT CORPORATION, 111 EIGHTH AVENUE, TEAM 6, NEW YORK, NEW YORK 10011, USA (FAX: 001-212-894-8690) ("THE PROCESS AGENT"), AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH OBLIGOR AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINTS AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY COURT SPECIFIED IN CLAUSE 13.2(a), SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO AN OBLIGOR IN CARE OF THE PROCESS AGENT AT THE ADDRESS SPECIFIED ABOVE FOR THE PROCESS AGENT, AND EACH OBLIGOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH OBLIGOR FURTHER CONSENTS TO MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH OBLIGOR AT ITS ADDRESSES FOR NOTICE HEREUNDER, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER MAILING. FAILURE OF THE PROCESS AGENT TO GIVE NOTICE TO ANY OBLIGOR OR FAILURE OF AN OBLIGOR TO RECEIVE NOTICE OF SUCH SERVICES OF PROCESS SHALL NOT AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON THE PROCESS AGENT OR SUCH OBLIGOR. EACH OBLIGOR COVENANTS AND AGREES THAT IT SHALL TAKE ANY AND ALL REASONABLE ACTION, INCLUDING THE EXECUTION AND FILING OF ANY AND ALL DOCUMENTS, THAT MAY BE NECESSARY FOR THE PROCESS AGENT TO ACT AS SUCH. IN THE EVENT THAT AT ANY TIME SUCH PROCESS AGENT SHALL FOR ANY REASON CEASE TO MAINTAIN AN OFFICE IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, OR CEASE TO ACT AS PROCESS AGENT, THEN SUCH OBLIGOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ACCORDANCE WITH THE TERMS CLAUSE (iii) OF CLAUSE 13.2(a). EACH OBLIGOR ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS CLAUSE 13.2(b) SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

13.3  WAIVER OF JURY TRIAL

      EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER FINANCE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL

      AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS CLAUSE 13.3 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER FINANCE DOCUMENTS OF TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE ADVANCE MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.   SEVERANCE

      If at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law of any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement and the validity, legality and enforceability of those provisions under the law of other jurisdictions shall not in any way be affected or impaired thereby.

15.   FEES, COSTS AND INDEMNITY

15.1  COSTS AND EXPENSES

      Each party shall be liable for its own costs, charges and expenses arising at any time in connection with the preparation, negotiation and execution of the Finance Documents and the transactions contemplated thereby.

15.2  INDEMNITY

      Each Obligor shall indemnify Endo on an after tax basis from and against all losses, costs, expenses, claims, proceedings and damages suffered or incurred by Endo in consequence of any Event of Default (other than to the extent the same arise solely under the License Agreement) and/or any failure to borrow in accordance with any notice given under Clause 4.

16.   NON-WAIVER

      No failure by Endo to exercise and no delay by Endo in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

17.   SUCCESSORS

      The agreement evidenced by this Agreement shall enure to the benefit of Endo and its successors and assigns from time to time. No Obligor may assign or transfer any of its rights, benefits or obligations under this Agreement. Endo may assign or transfer its rights and obligations under this Agreement to any of its subsidiaries, to any holding company of Endo, to any subsidiary of any such holding company or to any holders of Endo secured senior debt. Endo or its successor or assignee or transferee shall pay any stamp duty, transfer registration or similar Taxes payable on such assignment.

18.   NOTICE

18.1  METHOD

      Each notice or other communication to be given under this Agreement shall be given in writing and, unless otherwise provided, shall be made by fax or letter.

18.2  DELIVERY

      Any notice or other communication to be given by Endo or an Obligor to the other under this Agreement shall (unless one party has by fifteen (15) days' notice to the other party specified another address) be given to that other party at the respective addresses given in Clause 18.3.

18.3  ADDRESSES

      The address and fax number of each Obligor and Endo are:

            (A) Endo:

                  Endo Pharmaceuticals Inc.
                  100 Painters Dr.
                  Chadds Ford, PA 19317
                  Attention: Chief Legal Officer
                  Telecopy: 610-558-9684

                  With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY 10036
                  Attention: Eileen Nugent and Bruce Goldner
                  Telecopy: 212-735-2000

            (B) the Parent:

                  Vernalis PLC
                  Oakdene Court
                  613 Reading Road
                  Winnersh
                  Wokingham
                  RG41 5UA
                  United Kingdom
                  Attention: Chief Financial Officer
                  Telecopy: 011-44-118-989-9300

            (C) VDL:

                  Vernalis Development Limited
                  Oakdene Court
                  613 Reading Road
                  Winnersh
                  Wokingham
                  RG41 5UA
                  United Kingdom
                  Attention: Chief Financial Officer
                  Telecopy: 011-44-118-989-9300

18.4  DEEMED RECEIPT

      Any notice or other communication given by an Obligor or Endo shall be deemed to have been received:

      (a) if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

      (b) in the case of a written notice given by hand, on the day of actual delivery; and

      (c) if posted, on the second Business Day following the day on which it was despatched by first class mail postage prepaid provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall only be deemed to have been received on the next Business Day.

19.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

20.   THIRD PARTY BENEFICIARIES

20.1 The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each party hereto with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

IN WITNESS WHEREOF the parties have executed this agreement as of the day and year first above written.

VERNALIS PLC

By: /s/ A J Weir

Name: AJ Weir, CFO

VERNALIS DEVELOPMENT LIMITED

By: /s/ AJ Weir

Name: AJ Weir, Director

ENDO PHARMACEUTICALS INC

By: /s/ Carol A Ammon

Name: Carol A Ammon

                                   SCHEDULE 1

                                 DRAWDOWN NOTICE

To: [       ]

From: Vernalis Development Limited

Dear Sirs,

LOAN AGREEMENT DATED [       ] (THE "AGREEMENT")

Terms defined in the Agreement have the same meaning in this notice.

We request a drawing under the Agreement as follows:

1. Amount of Advance: US$50,000,000

2. Drawdown Date: [       ]

3. Payment Details:

The Advance should be disbursed on the Drawdown Date to the following persons and accounts:

3.1 Amount: [sufficient to discharge the Elan Outstanding Liability]
    Payee: Elan Pharma International Limited
    Payee Account
    Details: [       ]

3.2 Amount: [The balance of $50M]
    Payee: Vernalis Development Limited
    Payee Account
    Details: [       ]

We confirm that today and on the Drawdown Date:

(a) the representations and warranties in Clause 6.1 of the Agreement are and will be correct;

(b) no Event of Default or Potential Event of Default has occurred and is continuing or will occur on the making of the drawing.

SIGNED

For and on behalf of

VERNALIS DEVELOPMENT LIMITED

                                   SCHEDULE 2

                                 SECURITY DEED

                                 [See Attached]

                                  SECURITY DEED

                            DATED AS OF JULY __, 2004

                                     BETWEEN

                          VERNALIS DEVELOPMENT LIMITED,

                                 AS THE GRANTOR

                                       AND

                           ENDO PHARMACEUTICALS INC.,

                              AS THE SECURED PARTY

                                TABLE OF CONTENTS

                                                                              PAGE
SECTION 1. DEFINITIONS; GRANT OF SECURITY...................................    1
1.1  GENERAL DEFINITIONS....................................................    1
1.2  DEFINITIONS; INTERPRETATION............................................    3
1.3  THIRD PARTY RIGHTS.....................................................    4
SECTION 2. GRANT OF SECURITY................................................    4
2.1  GRANT OF SECURITY......................................................    4
2.2  CERTAIN LIMITED EXCLUSIONS.............................................    4
SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.................    4
3.1  SECURITY FOR OBLIGATIONS...............................................    4
3.2  CONTINUING LIABILITY UNDER COLLATERAL..................................    5
3.3  IMMEDIATE RECOURSE.....................................................    6
3.4  ADDITIONAL SECURITY....................................................    6
SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.....................    6
4.1  GENERALLY..............................................................    6
4.2  RECEIVABLES............................................................    8
SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES...............    9
5.1  ACCESS; RIGHT OF INSPECTION............................................    9
5.2  FURTHER ASSURANCES.....................................................    9
SECTION 6. SECURED PARTY APPOINTED ATTORNEY-IN-FACT.........................   10
6.1  POWER OF ATTORNEY......................................................   10
6.2  NO DUTY ON THE PART OF SECURED PARTY...................................   10
SECTION 7. REMEDIES, GENERALLY..............................................   10
7.1  GENERALLY..............................................................   10
7.2  APPLICATION OF PROCEEDS................................................   12
7.3  SALES ON CREDIT........................................................   12
7.4  CASH PROCEEDS..........................................................   12
SECTION 8. REMEDIES, UK. ...................................................   13
8.1  UK ENFORCEMENT OF SECURITY, GENERALLY..................................   13
8.2  RECEIVER...............................................................   13
SECTION 9. SECURED PARTY....................................................   14
SECTION 10. CONTINUING SECURITY INTEREST; TRANSFER OF THE ADVANCE...........   14
SECTION 11. STANDARD OF CARE; SECURED PARTY MAY PERFORM.....................   15
SECTION 12. MISCELLANEOUS...................................................   15

EXHIBITS:

Exhibit A - Form of Pledge Supplement
Exhibit B - Form of Notice
Exhibit C - Powers of Receiver

SCHEDULES:

Schedule 4.1(a)(ii) - Organizational Information
Schedule 4.1(a)(iii) - Other Names of Grantor
Schedule 4.1(a)(iv) - Changes in Organizational Information and Structure
Schedule 4.1(a)(v) - Filing Offices

                  This SECURITY DEED, dated as of July __, 2004 (this "SECURITY DEED"), between VERNALIS DEVELOPMENT LIMITED, a limited liability company incorporated under the laws of England and Wales with company number 2600483 and with a registered address at Oakdene Court, 613 Reading Road, Winnersh, Workingham, Berkshire, RG41 5UA, as the grantor (the "GRANTOR"), and ENDO PHARMACEUTICALS INC., a Delaware corporation, as the secured party (the "SECURED PARTY").

                                    RECITALS:

            WHEREAS, reference is made to that certain Loan Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"), by and among Vernalis Development Limited, as borrower, Vernalis PLC, as parent, and Endo Pharmaceuticals Inc. ("ENDO");

            WHEREAS, in consideration of the extensions of credit and other accommodations of Endo as set forth in the Loan Agreement, the Grantor has agreed to secure its obligations under the Finance Documents as set forth herein; and

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Grantor and the Secured Party agree as follows:

SECTION 1.DEFINITIONS; GRANT OF SECURITY.

      1.1 GENERAL DEFINITIONS. In this Security Deed, the following terms shall have the meanings provided below:

            "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

            "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC.

            "ACT" shall have the meaning assigned in Section 8.1.

            "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "CASH PROCEEDS" shall have the meaning assigned in Section 7.4.

            "CHATTEL PAPER" shall mean all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

            "CLOSING DATE" means July __, 2004.

            "COLLATERAL" shall have the meaning assigned in Section 2.1.

            "COLLATERAL ACCOUNT" shall mean any account established by the Secured Party and details of which have been noticed to the Grantor.

            "COLLATERAL SUPPORT" shall mean all property (real or personal) collaterally assigned, hypothecated or otherwise securing any Account included in the Collateral (including the royalty stream payable to the Grantor under the License Agreement) and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

            "ENDO" shall have the meaning assigned in the recitals.

            "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "GRANTOR" shall have the meaning assigned in the preamble.

            "INSTRUMENTS" shall mean all "instruments" as defined in Article 9 of the UCC.

            "LICENSE AGREEMENT" shall have the meaning assigned in Section 2.1.

            "LIEN" shall mean any lien, mortgage, pledge, collateral assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any other agreement, option, trust or other arrangement having the practical effect of any of the foregoing.

            "LOAN AGREEMENT" shall have the meaning assigned in the recitals.

            "OBLIGATIONS" shall mean all obligations of every nature of the Grantor from time to time owed to the Secured Party under any Finance Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Grantor, would have accrued on any obligation, whether or not a claim is allowed against the Grantor for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

            "PERMITTED SALES" shall mean those sales, assignments or other dispositions permitted by the Loan Agreement.

            "PERSON" shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

            "PLEDGE SUPPLEMENT" shall mean any supplement to this Security Deed in substantially the form of Exhibit A attached hereto, together with all supplements and schedules thereto.

            "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            "RECEIVABLES" shall mean all Accounts, including all rights to payment, whether or not earned by performance, for property licensed or otherwise disposed of and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

            "RECEIVABLES RECORDS" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, and (iii) any other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

            "RECEIVER" shall have the meaning assigned in Section 8.2(a)(i).

            "RECORD" shall have the meaning specified in Article 9 of the UCC.

            "RELEVANT ASSETS" means the Vernalis IP (as defined in the License Agreement) and the Collateral.

            "SECURITY DEED" shall have the meaning assigned in the preamble.

            "SECURED OBLIGATIONS" shall have the meaning assigned in Section
3.1.

            "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

            "SECURED PARTY" shall have the meaning assigned in the preamble.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

            "UK" shall mean the United Kingdom.

            "UNITED STATES" shall mean the United States of America.

      1.2 DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Security Deed unless otherwise specifically provided. Section headings in this Security Deed are included herein for convenience of reference only and shall not constitute a part of this Security Deed for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Security Deed and the Loan Agreement, the Loan Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

      1.3   THIRD PARTY RIGHTS.

            (a) Any security granted to the Secured Party pursuant to this Security Deed shall be in addition to and without prejudice to any other security which the Secured Party now holds or may in the future hold as security for the Secured Obligations.

            (b) The terms and provisions of this Security Deed are for the purpose of defining the relative rights and obligations of each party hereto with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Security Deed.

SECTION 2.GRANT OF SECURITY.

      2.1 GRANT OF SECURITY. To secure the Secured Obligations, the Grantor hereby grants to the Secured Party a security interest in and continuing lien on all of the Grantor's right, title and interest in, to and under those portions of the License Agreement, dated as of a date on or about the date hereof, between Vernalis Development Limited and Endo Pharmaceuticals Inc. (as may be amended, supplemented or modified from time to time, the "LICENSE AGREEMENT") related to the payments due to the Grantor thereunder, including, without limitation, the royalty stream payable to the Grantor pursuant to, and any Receivables and Accounts related to, the License Agreement, and all Proceeds, products, accessions, rents and profits of or in respect of the License Agreement (all of which being hereinafter collectively referred to as the "COLLATERAL").

      2.2 CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to any lease, license, contract, property rights or agreement to which the Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in
(a) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (b) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (a) or
(b) above.

SECTION 3.SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

      3.1 SECURITY FOR OBLIGATIONS (a) Generally. This Security Deed secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof), of all Obligations (the "SECURED OBLIGATIONS").

            (b) Creation of Floating Charge. The Grantor, with full title guarantee and as further continuing security for the payment and discharge of the Secured Obligations, charges the Collateral in favor of the Secured Party by way of first floating charge.

            (c)   Conversion of Floating Charge

                  (i) The Secured Party may, by notice to the Grantor, convert the floating charge created by this Security Deed, with immediate effect, into a fixed charge over all or any of the Grantor's assets specified in the notice if:

      (1)   an Event of Default has occurred and is continuing; or

      (2) the Secured Party reasonably considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

                  (ii) Upon notice being given by the Secured Party under paragraph 3.1(c)(i) above, the Grantor will not exercise any rights it has over the Collateral, other than as provided in this Security Deed.

                  (iii) The giving by the Secured Party of a notice pursuant to paragraph (i) above in relation to the Collateral shall not be construed as a waiver or abandonment of the Secured Party's rights to give other similar notices in respect of the Collateral.

            (d) Miscellaneous. Upon the occurrence and during continuation of an Event of Default, if the charge of Collateral referred to in Clause 3.1(c) (Creation of Floating Charge) is found to be ineffective or any sums payable in respect of such Collateral are received by the Grantor, the Grantor shall hold the benefit of such Collateral and any such sums received by it in trust for the Secured Party and shall account to the Secured Party for or otherwise apply all such sums as the Secured Party may direct and shall otherwise, at its own cost, take such action and execute such documents as the Secured Party may, in its sole discretion, require.

      3.2 CONTINUING LIABILITY UNDER COLLATERAL. Notwithstanding anything herein to the contrary, (a) the Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Secured Party, (b) the Grantor shall remain liable under each of the agreements now or hereafter included in the Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and the Secured Party shall not have any obligation or liability under any of such agreements by reason of or arising out of this Security Deed or any other document related thereto nor shall the Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement now or hereafter included in the Collateral and (c) the exercise by the Secured Party of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements now or hereafter included in the Collateral.

      3.3 IMMEDIATE RECOURSE. The Grantor waives any right it may have of first requiring the Secured Party to proceed against or enforce any other rights or security before enforcing the security constituted hereby.

      3.4 ADDITIONAL SECURITY. The security constituted by this Security Deed is in addition to, and not in any way prejudiced by, any other security now or hereafter held by the Secured Party.

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

      4.1   GENERALLY

            (a) Representations and Warranties of the Grantor. The Grantor hereby represents and warrants, on the Closing Date and on each Interest Payment Date throughout the period of the Term in relation to which a Deemed Advance Notice has been given is made available, that:

                  (i) it is the sole and exclusive owner of the entire right, title, and interest in the Collateral, as to all Collateral whether now existing or hereafter acquired, will continue to have such rights in the Collateral (except with respect to Proceeds), in each case free and clear of any and all Liens, rights or claims of all other Persons to the extent not otherwise included above, including, without limitation, liens arising as a result of the Grantor becoming bound (as a result of merger of otherwise) as a debtor under a security agreement entered into by another Person, other than Permitted Liens;

                  (ii) as indicated on Schedule 4.1(a)(ii), it is a limited liability company incorporated solely under the laws of England and Wales and remains duly existing as such. The Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. The Grantor has also indicated on Schedule 4.1(a)(ii) (as such schedule may be amended or supplemented from time to time): (w) the full legal name of the Grantor, (x) its organizational identification number (as applicable), (y) the jurisdiction where the chief executive office is located, and for the one-year period preceding the date hereof has been located, and (z) its notice address.

                  (iii) it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(a)(iii) (as such schedule may be amended or supplemented from time to time);

                  (iv) except as provided on Schedule 4.1(a)(iv) (as such schedule may be amended or supplemented from time to time), it has not changed its name, jurisdiction of organization, or chief executive office within the past five (5) years;

                  (v) upon the filing of (x) all UCC financing statements naming the Grantor as "debtor" and the Secured Party as "secured party", and (y) all relevant filings in the UK, describing the Collateral in the filing office set forth on Schedule 4.1(a)(v) hereof (as such schedule may be amended or supplemented from time to time), the security interest granted to the Secured Party hereunder constitutes a valid, legal, enforceable and perfected first priority Lien (subject in the case of priority only to Permitted Liens);

                  (vi) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Secured Party of the rights provided for in this Security Deed or the exercise of remedies in respect of the Collateral have been made or obtained;

                  (vii) other than the financing statements filed in favor of the Secured Party, no effective UCC financing statement or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (y) financing statements for which proper termination statements have been delivered to the Secured Party for filing and (z) financing statements filed in connection with Permitted Liens;

                  (viii) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (y) the grant by the Grantor of the Lien purported to be created in favor of the Secured Party hereunder or (z) the exercise by the Secured Party of any rights or remedies in respect of the Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated by clause (v) above;

                  (ix) as of the Closing Date, it has delivered notice, substantially in the form of Exhibit C attached hereto, of the Lien created by this Security Deed to Endo.

            (b) Covenants and Agreements of the Grantor. The Grantor hereby covenants and agrees that:

                  (i) save with respect to Permitted Liens, it will not, without the prior written consent of Secured Party, create, or permit to subsist any security over:

                        (1) prior to the MAM Approval Date, any of its assets or any of the assets of its subsidiaries; and

                        (2) on and after the MAM Approval Date: (A) any of the Collateral or other Relevant Assets; or (B) any book and other debts and monetary claims relating to the Collateral or other Relevant Assets and any proceeds of such debts and claims (including without limitation, any claims or sums of money deriving from or in relation to the Collateral or other Relevant Assets, any court order or judgment, any contract or agreement to which the Grantor is party and any other assets, property rights or undertaking of the Grantor in each case in or relating to the Collateral or other Relevant Assets);

                  (ii) except with the prior consent of the Secured Party or as permitted under the Loan Agreement the Grantor shall not execute, and there will not be on file in any public office, any financing statement or other documents or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Secured Party and the Grantor shall not (except as permitted by the Loan Agreement) sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to, or otherwise dispose of (by operation of law or otherwise) the Collateral, except Permitted Liens and the Lien created by and under this Security Deed and other Finance Documents, and the Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

                  (iii) it shall not change the Grantor's name, chief executive office, type of organization or jurisdiction of organization unless it shall have (y) notified the Secured Party in writing, by executing and delivering to the Secured Party a completed Pledge Supplement, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, chief executive office or jurisdiction of organization and providing such other information in connection therewith as the Secured Party may reasonably request and (z) taken all actions necessary or advisable in the reasonable opinion of the Secured Party to maintain the continuous validity, perfection and the same or better priority of the Secured Party's security interest in the Collateral intended to be granted and agreed to hereby;

                  (iv) it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, the Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against the Grantor or any of the Collateral as a result of the failure to make such payment;

                  (v) upon the Grantor obtaining actual knowledge thereof, it shall promptly notify the Secured Party in writing of any event that is reasonably likely to have a material and adverse effect on the ability of the Grantor or the Secured Party to dispose of the Collateral or any portion thereof following an Event of Default, including, without limitation, the levy of any legal process against the Collateral or any portion thereof; and

                  (vi) it shall not take or permit any action which is reasonably likely to impair the Secured Party's rights in the Collateral.

      4.2   RECEIVABLES.

            (a) Representations and Warranties. The Grantor represents and warrants, on the Closing Date and on each Interest Payment Date throughout the period of the Term in relation to which a Deemed Advance Notice has been given is made available, that no Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained.

            (b) Covenants and Agreements. The Grantor hereby covenants and agrees that:

                  (i) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables;

                  (ii) it shall not evidence Receivables as Chattel Paper or Instruments except with the prior consent of the Secured Party, and it shall mark conspicuously, in form and manner reasonably satisfactory to the Secured Party, all Chattel Paper and Instruments hereafter created with an appropriate reference to the fact that the Secured Party has a security interest therein;

                  (iii) except as otherwise provided in this subsection, the Grantor shall continue to collect all amounts due or to become due to the Grantor under the Receivables and any Supporting Obligation. Notwithstanding anything in the foregoing, at any time following the occurrence and during the continuation of an Event of Default, the Secured Party may: (y) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to the Grantor thereunder directly to the Secured Party; and (z) notify, or require the Grantor to notify, each Person (if any) maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Secured Party. If following the occurrence and continuance of an Event of Default the Secured Party notifies the Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by the Grantor shall be forthwith (and in any event within two
      (2) Business Days) deposited by the Grantor thereafter in the exact form received, duly indorsed by the Grantor to the Secured Party if required, in the Collateral Account maintained under the sole dominion and control of the Secured Party, and until so turned over, all amounts and proceeds (including checks and other instruments) received by the Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Secured Party hereunder and shall be segregated from other funds of the Grantor and the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

            (c) Delivery and Control of Receivables. With respect to any Receivables that are evidenced by, or constitute, Chattel Paper or Instruments, the Grantor shall cause each originally executed copy thereof to be delivered to the Secured Party (or its agent or designee) appropriately indorsed to the Secured Party or indorsed in blank within ten (10) days of the Grantor acquiring rights therein. With respect to any Receivables which at anytime hereafter would constitute "electronic chattel paper" under Article 9 of the UCC, the Grantor shall take all steps necessary to give the Secured Party control over such Receivables (within the meaning of Section 9-105 of the UCC) within ten (10) days of the Grantor acquiring rights therein.

SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES.

      5.1 ACCESS; RIGHT OF INSPECTION. The Secured Party and its representatives shall at all times following the occurrence and during the continuation of an Event of Default, have full and free access during normal business hours to all the books, correspondence and records of the Grantor that are related to the Collateral, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Secured Party, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

      5.2 FURTHER ASSURANCES (a) The Grantor agrees that from time to time, at its expense, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or, upon the occurrence and during the continuance of an Event of Default, to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Grantor shall:

                  (i) file (x) such financing or continuation statements (or similar documents) or (y) such other agreements, instruments, endorsements, powers of attorney or notices as may be necessary under UK law, or as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                  (ii) at the Secured Party's request, appear in and defend any action or proceeding that is reasonably likely to affect such Grantor's title to or the Secured Party's security interest in all or any part of the Collateral.

            (b) The Grantor hereby authorizes the Secured Party to file a Record, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Secured Party may determine, in its reasonable discretion, are necessary or advisable to perfect the security interest granted to the Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Secured Party may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Secured Party herein. The Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral as the Secured Party may reasonably request, all in reasonable detail.

SECTION 6. SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

      6.1 POWER OF ATTORNEY. The Grantor, by way of security, irrevocably appoints the Secured Party and any of its delegates and sub-delegates to be its attorney to take, at any time after the security constituted by this Security Deed has become enforceable, any action which the Grantor is obliged to take under this Security Deed. The Grantor ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

      6.2 NO DUTY ON THE PART OF SECURED PARTY. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receive as a result of the exercise of such powers, and neither the Secured Party nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for the own gross negligence or willful misconduct.

SECTION 7. REMEDIES, GENERALLY.

      7.1   GENERALLY.

            (a) If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

                  (i) require the Grantor to, and the Grantor hereby agrees that it shall at its expense and promptly upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties;

                  (ii) take possession of the Collateral with or without judicial process;

                  (iii) prior to the disposition of the Collateral, prepare the Collateral for disposition in any manner to the extent the Secured Party deems appropriate; and

                  (iv) subject to the terms of Section 10.2 of the Loan Agreement, without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable.

            (b) The Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Secured Party to collect such deficiency. The Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured

Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Secured Party hereunder.

            (c) The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

            (d) The Secured Party shall have no obligation to marshal any of the Collateral.

      7.2 APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Security Deed, all proceeds received by the Secured Party in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Secured Party against, the Secured Obligations in the following order of priority:

            (a) first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Secured Party's agents and counsel, and all other expenses, liabilities and advances made or incurred by the Secured Party in connection therewith, and all amounts for which the Secured Party is entitled to indemnification hereunder and all advances made by the Secured Party hereunder for the account of the Grantor;

            (b) second, to the payment of all other costs and expenses paid or incurred by the Secured Party in connection with the exercise of any right or remedy hereunder or under the Loan Agreement, all in accordance with the terms hereof or thereof;

            (c) third, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations; and

            (d) fourth, to the extent of any excess of such proceeds, to the payment to or upon the order of the Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      7.3 SALES ON CREDIT. If Secured Party sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by purchaser and received by Secured Party and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral and the Grantor shall be credited with proceeds of the sale.

      7.4   CASH PROCEEDS.

            In addition to the rights of the Secured Party specified in Section
4.2 with respect to payments of Receivables, all proceeds of any Collateral received by the Grantor after the occurrence and during the continuation of an Event of Default consisting of cash, checks and other non-cash items (collectively, "CASH PROCEEDS") shall be held by the Grantor in trust for the Secured Party, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Secured Party in the exact form received by the Grantor (duly indorsed by the Grantor to the Secured Party, if required) and held by the Secured Party. Any Cash Proceeds received by the Secured Party (whether from the Grantor or otherwise), if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Secured Party, (a) be held by the Secured Party for the benefit as collateral security for the Secured

Obligations (whether matured or unmatured) or (b) then or at any time thereafter may be applied by the Secured Party against the Secured Obligations then due and owing.

            For the avoidance of doubt, so long as no Event of Default has occurred and is continuing, nothing contained herein shall limit the rights of the Grantor to use and apply Cash Proceeds as it sees fit.

SECTION 8. REMEDIES, UK.

      8.1   UK ENFORCEMENT OF SECURITY, GENERALLY

            Without limiting anything contained in this Security Deed, for the purposes of all powers implied by UK statute, the Secured Obligations are deemed to have become due and payable on the date of this Security Deed and Section 103 of the Law of Property Act (Eng.) (the "ACT") (restricting the power of sale) and Section 93 of the Act (restricting the right of consolidation) do not apply to the security constituted by this Security Deed. The statutory powers of leasing conferred on the Secured Party are extended so as to authorize the Secured Party to lease, make agreements for leases, accept surrenders of leases and grant options as the Secured Party may think fit and without the need to comply with any provision of Sections 99 or 100 of the Act; and further

            (a) Contingencies. If the Secured Party enforces the security constituted by this Security Deed at a time when no amounts are due under any Finance Document but at a time when amounts may or will become so due, the Secured Party (or the Receiver) may pay the proceeds of any recoveries effected by it into any account established for such purpose upon documentary terms and conditions satisfactory to the Secured Party;

            (b) No Liability as Mortgagee in Possession. Neither the Secured Party nor any Receiver will be liable, by reason of entering into possession of all or any of the Collateral, to account as mortgagee in possession or for any loss on realization or for any default or omission for which a mortgagee in possession might be liable;

            (c) Agent of the Grantor. Each Receiver is deemed to be the agent of the Grantor for all purposes and accordingly is deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Grantor alone shall be responsible for his contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and the Secured Party shall not incur any liability (either to the Grantor or to any other Person) by reason of the Secured Party making his appointment as a Receiver or for any other reason; and

            (d) Privileges. Each Receiver and the Secured Party is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers when such receivers have been duly appointed under the Act, except that Section 103 of the Act does not apply.

      8.2   RECEIVER

            (a)   Appointment of Receiver.

                  (i) Subject to paragraph (iii) below at any time after the occurrence and during the continuation of an Event of Default and after the security constituted by this Security Deed becomes enforceable or the Secured Party may without further notice appoint by deed, under seal or in writing, under its hand any one or more persons to be a receiver (a "RECEIVER") of all or any part of the Collateral in like manner in every respect as if the Secured Party had become entitled under the Act to exercise the power of sale conferred under the Act (subject to Clause 10.2 of the Loan Agreement);

                  (ii) Section 109(1) of the Act shall not apply to this Security Deed; and

                  (iii) the Secured Party shall be entitled to appoint a Receiver save to the extent prohibited by Section 72A of the Insolvency Act 1986 (Eng.); and

                  (iv) any duly appointed Receiver has, until removed, the powers set forth on Exhibit D attached hereto.

            (b) Removal. The Secured Party may by notice remove from time to time any Receiver appointed by it (subject to the provisions of Section 45 of the Insolvency Act 1986 (Eng.) in the case of any administrative receivership if applicable) and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated for whatever reason;

            (c) Remuneration. The Secured Party may fix the remuneration of any Receiver appointed by it and the maximum rate specified in Section 109(6) of the Act shall not apply; and

            (d) Relationship with the Secured Party. To the fullest extent permitted by law, any right, power or discretion conferred by this Security Deed (either expressly or impliedly) upon a Receiver of the Collateral may after the continuation and during the continuation of an Event of Default and after the security created by this Security Deed becomes enforceable, be exercised by the Secured Party in relation to any of the Collateral without first appointing a Receiver or notwithstanding the appointment of a Receiver.

SECTION 9. SECURED PARTY.

            The Secured Party has the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with the Finance Documents and any statutory provisions related therewith.

SECTION 10. CONTINUING SECURITY INTEREST; TRANSFER OF THE ADVANCE.

            This Security Deed shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations and the cancellation or termination of the Loan Agreement, be binding upon the Grantor, its successors and assigns, and inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns (to the extent permitted by the Loan Agreement). Without limiting the generality of the foregoing, but subject to the terms of the Loan Agreement, the Secured Party may assign or otherwise transfer the Advance held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon the payment in full of all Secured Obligations and the cancellation or termination of the Loan Agreement, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to the Grantor. Upon any such termination the Secured Party shall, at the Grantor's expense, execute and deliver to the Grantor such documents as it shall reasonably request to evidence such termination.

SECTION 11. STANDARD OF CARE; SECURED PARTY MAY PERFORM.

            The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise. If the Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be immediately due and payable by the Grantor.

SECTION 12. MISCELLANEOUS.

            Any notice required or permitted to be given under this Security Deed shall be given in accordance with Section 18 of the Loan Agreement. No failure or delay on the part of the Secured Party in the exercise of any power, right or privilege hereunder or under any other Finance Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Security Deed and the other Finance Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Security Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Potential Event of Default or an Event of Default if such action is taken or condition exists. This Security Deed shall be binding upon and inure to the benefit of the Secured Party and the Grantor and their respective successors and assigns. The Grantor shall not, without the prior written consent of the Secured Party given in accordance with the Loan Agreement, assign any right, duty or obligation hereunder, except as contemplated by the Loan Agreement. This Security Deed and the other Finance Documents embody the entire agreement and understanding between the Grantor and the Secured Party and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Finance Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Security Deed may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

            THIS SECURITY DEED AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

      IN WITNESS WHEREOF, the Grantor and the Secured Party have caused this Security Deed to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                         Executed as a Deed, by:

                                         VERNALIS DEVELOPMENT LIMITED,
                                         as the Grantor

                                         By: ___________________________________
                                                Name:
                                                Title: Director

                                         By: ___________________________________
                                                Name:
                                                Title: Director/Secretary

                                         ENDO PHARMACEUTICALS INC.,
                                         as the Secured Party

                                         By: ___________________________________
                                                Name:
                                                Title:

                            EXHIBITS TO SECURITY DEED

                                    EXHIBIT A
                            FORM OF PLEDGE SUPPLEMENT

            This PLEDGE SUPPLEMENT, dated [MM/DD/YY], is delivered by VERNALIS DEVELOPMENT LIMITED a limited liability company incorporated in England and Wales (the "GRANTOR") pursuant to the Security Deed, dated as of July __, 2004 (as it may be from time to time amended, restated, modified or supplemented, the "SECURITY DEED"), among the Grantor, and ENDO PHARMACEUTICALS INC., as the Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Deed.

            Grantor hereby confirms the grant to the Secured Party of, and does hereby grant to the Secured Party, a security interest in all of Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached supplements to schedules accurately and completely set forth all additional information required pursuant to the Security Deed and hereby agrees that such supplements to schedules shall constitute part of the schedules to the Security Deed.

            IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

                                         VERNALIS DEVELOPMENT LIMITED

                                         By:____________________________________
                                         Name:
                                         Title:

                            EXHIBITS TO SECURITY DEED

                                    EXHIBIT B
                                 FORM OF NOTICE

                                NOTICE OF CHARGE

To:   Endo Pharmaceuticals Inc.
      100 Painters Drive
      Chadds Ford, PA 19317
      United States of America
      (as licensee under the License Agreement (as defined below))

Dear Sir or Madam,

We hereby give you notice that pursuant to a security deed dated as of July __, 2004 (the "SECURITY DEED") we have charged to Endo Pharmaceuticals Inc. (as secured party under the Security Deed) (the "SECURED PARTY") all our right, title and interest in, to and in respect of all payments made by the licensee under the license agreement (the "LICENSE AGREEMENT"), dated as of July __, 2004, between Vernalis Development Limited and Endo Pharmaceuticals Inc.

With effect from your receipt of this notice we hereby give you notice that we have agreed that upon the occurrence and during the continuation of an Event of Default, the Secured Party shall have certain rights and remedies under the Security Deed, including, without limitation:

      (a) all payments to be made to us under or arising from the License Agreement should be made to the Secured Party or to its order as it may specify from time to time;

      (b) all remedies provided for in the License Agreement or available at law or in equity shall be exercisable by the Secured Party;

      (c) all rights to compel performance of the License Agreement shall be exercisable by the Secured Party (although we shall remain liable to perform all the obligations assumed by us under the License Agreement); and

      (d) all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the License Agreement belong to the Secured Party and no changes may be made to the terms of the License Agreement, nor may the License Agreement be terminated, without the Secured Party's prior written consent.

You are hereby authorized and instructed, without requiring further approval from us, to provide the Secured Party with such information related to the License Agreement as it may from time to time request and to send it copies of all notices issued by you under the License Agreement to the Secured Party, as well as to us.

These instructions may not be revoked, nor may the terms of the License Agreement be amended, varied or waived without the prior written consent of the Secured Party.

Yours faithfully,

For and on behalf of
VERNALIS DEVELOPMENT LIMITED

                            EXHIBITS TO SECURITY DEED

                                    EXHIBIT C
                               POWERS OF RECEIVER

1.1   GENERAL.

      (a) Each Receiver has, and is entitled to exercise, all of the rights, powers and discretions set out below in this Exhibit D in addition to those conferred by the Act on any receiver appointed under the Act;

      (b) If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Security Deed individually and to the exclusion of any other Receivers;

      (c)   Each Receiver has all the rights, powers and discretions set out in schedule 1 to the Insolvency Act 1986 (Eng.); and

      (d) A Receiver who is an administrative receiver of the Grantor has all the rights, powers and discretions of an administrative receiver under the Insolvency Act 1986 (Eng.).

1.2 POSSESSION. Receiver may take immediate possession of, get in and collect any of the Collateral.

1.3 PROTECTION OF ASSETS. A Receiver may do all acts which the Grantor might do in the ordinary conduct of its business as well for the protection as for the improvement of the Collateral, in each case as he may think fit.

1.4 EMPLOYEES. A Receiver may appoint and discharge managers, the officers, the Secured Party, accountants, servants, workmen and others for the purposes of this Security Deed upon such terms as to remuneration or otherwise as he may think proper and discharge any such persons appointed by the Grantor.

1.5 BORROW MONEY. A Receiver may raise and borrow money either unsecured or on the securing of any of the Collateral either in priority to the security constituted by this Security Deed or otherwise and generally on any terms and for whatever purpose he thinks fit. No person lending that money shall be concerned to enquire as to the propriety or purpose of the exercise of that power or to check the application of any money so raised or borrowed.

1.6 SALE OF ASSETS. Subject to the provisions of Clause 10.2 of the Loan Agreement, a Receiver may sell, exchange, convert into money and realise any of the Collateral by public auction or private contract and generally in any manner and on any terms that he thinks proper. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he thinks fit.

1.7 COMPROMISE. A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Grantor or relating in any way to any of the Collateral.

1.8 LEGAL ACTIONS. A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any of the Collateral that may seem to him to be expedient.

1.9 RECEIPTS. A Receiver may give valid receipts for all moneys and execute all assurances and things that may be proper or desirable for realising any of the Collateral.

1.10  OTHER POWERS

      Any Receiver may:

      (a) do all other acts and things which he may consider desirable or necessary for realising any of the Collateral or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Security Deed;

      (b) exercise in relation to any of the Collateral all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of the same, and

      (c)   and may use the name of the Grantor for any of the above purposes.

                           SCHEDULES TO SECURITY DEED

                               SCHEDULE 4.1(a)(ii)
                           ORGANIZATIONAL INFORMATION

                                                                                            CHIEF
                                                               ORGANIZATION             EXECUTIVE OFFICE
     GRANTOR'S            TYPE OF         JURISDICTION OF     IDENTIFICATION                  AND
  FULL LEGAL NAME       ORGANIZATION       ORGANIZATION           NUMBER                NOTICE ADDRESS
-------------------     ------------     -----------------    --------------    -------------------------------
VERNALIS DEVELOPMENT    Limited          England and Wales    2600483           CHIEF EXECUTIVE OFFICE:
LIMITED                 Liability
                        Company

                                                                                NOTICE ADDRESS:
                                                                                Vernalis Development Limited
                                                                                Oakdene Court
                                                                                613 Reading Road
                                                                                Winnersh
                                                                                Wokingham
                                                                                RG41 5UA
                                                                                United Kingdom
                                                                                Attention: Head of Legal
                                                                                Affairs/Chief Financial Officer
                                                                                Telecopy: 0118-989-98300

                           SCHEDULES TO SECURITY DEED

                              SCHEDULE 4.1(a)(iii)
                             OTHER NAMES OF GRANTOR

                           SCHEDULES TO SECURITY DEED

                               SCHEDULE 4.1(a)(iv)
               CHANGES IN ORGANIZATIONAL INFORMATION AND STRUCTURE

CHANGES IN NAME:

  DATE OF CHANGE                               DESCRIPTION OF CHANGE
  --------------                               ---------------------
-------------------                         ----------------------------

-------------------                         ----------------------------

CHANGES IN JURISDICTION OF ORGANIZATION:

  DATE OF CHANGE                               DESCRIPTION OF CHANGE
  --------------                               ---------------------
-------------------                         ----------------------------

-------------------                         ----------------------------

CHANGES IN CHIEF EXECUTIVE OFFICE:

  DATE OF CHANGE                               DESCRIPTION OF CHANGE
  --------------                               ---------------------
-------------------                         ----------------------------

-------------------                         ----------------------------

                           SCHEDULES TO SECURITY DEED

                               SCHEDULE 4.1(a)(v)
                                 FILING OFFICES

Recorder of Deeds, District of Columbia

Companies House, London, England